UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b)OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ING Groep N.V.
(Exact name of Registrant as Specified in its Charter)

The Netherlands (State or Other Jurisdiction of Incorporation or Organization)	Not Applicable (I.R.S. Employer Identification Number)

Amstelveenseweg 500
1081 KL Amsterdam
P.O. Box 810, 1000 AV Amsterdam
The Netherlands
Telephone: 31-20-541-54-11
(Address and Telephone Number of Registrant’s
Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

6.375% ING Perpetual Hybrid Capital Securities	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.

Securities Act registration file number to which this form relates: 333-130040

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant’s Securities to be Registered.

              The title of the class of securities to be registered hereby is: “ING Perpetual Hybrid Capital Securities” (the “ING Perpetual Hybrid Capital Securities”). The description of the ING Perpetual Hybrid Capital Securities is incorporated by reference to the description that appears under the caption “Description of Debt Securities We May Offer” in the Prospectus included within the Registrant’s registration statement on Form F-3 (File No. 333-130040) (the “F-3”), as supplemented by the information under the caption “Description of the ING Perpetual Hybrid Capital Securities” in the prospectus supplement dated June 6, 2007 and filed pursuant to Rule 424(b), under the Securities Act of 1933, as amended (the “Act”). Any form of the prospectus or the prospectus supplement that includes such description that is subsequently filed by the Registrant as part of an amendment to the F-3 or otherwise pursuant to Rule 424(b) under the Securities Act is hereby incorporated by reference into this Registration Statement and deemed to be a part hereof.

Item 2.   Exhibits.

1.	Form of Subordinated Indenture between the Registrant and The Bank of New York, as trustee (incorporated by reference from Exhibit 4.2 to the Registrant’s registration statement on Form F-3, as amended (File No. 333-84226)).

2.	Form of Sixth Supplemental Indenture between the Registrant and The Bank of New York, as trustee, setting forth the terms of the ING Perpetual Hybrid Capital Securities (incorporated by reference from Exhibit 4.1 to the Registrant’s report on Form 6-K filed with the Commission on June 12, 2007).

2.	Form of ING Perpetual Hybrid Capital Securities (incorporated by reference from Exhibit 4.1 to the Registrant’s report on Form 6-K filed with the Commission on June 12, 2007).

SIGNATURE

              Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ING Groep N.V. (registrant)

Date: June 13, 2007	By: /s/ J. Wolvius Name: J. Wolvius Title: Head of Corporate Treasury

By: /s/ R. Van der Weerdt Name: R. van der Weerdt Title: Manager Corporate Treasury